Exhibit 99.1

Educate, Inc. Releases 2006 Results

BALTIMORE, February 26 /PRNewswire-FirstCall/ - - Educate, Inc. (NASDAQ: EEEE), a leading pre-K-12 education company delivering supplemental education services and products to students and their families, today reported financial results for the quarter and year ended December 31, 2006.

Highlights For The Year Ended December 31, 2006:

•	Revenues increased 7% to $354.7 million.

•	Educate Online business displayed volume driven revenue growth and operating results improvement.

•	Company-owned centers and Educate Products businesses were short of revenue targets and demonstrated unfavorable operating results compared to prior year.

•	Sale of Education Station, site-based NCLB business completed.

Highlights for the Quarter ended December 31, 2006:

•	Revenues increased 2% to $77.9 million.

•	Revenue growth was achieved in Catapult Learning, European, Progressus and Educate Online businesses.

•	Operating performance was hampered by a decline in same territory revenues in Company-owned learning centers and additional expenses related to expansion of the Educate Products infrastructure.

Segment Reporting:

During the fourth quarter of 2006, management changed the manner in which it reviews segment operating performance, and increased the number of reporting segments to include Franchise Services, Catapult Learning, European, Company-Owned Centers, Educate Products, Progressus, and Educate Online. Additionally, Franchise Services, Catapult Learning and European businesses are also reviewed together as Educate Services for financial analysis purposes due to common executive management. Segment revenues and operating expenses are presented in this release on this basis for all periods.

Financial Overview:

Full Year Results

Revenues from continuing operations for the year increased 7% to $354.7 million, driven primarily by growth in the Catapult Learning, Educate Online and European business lines. The Sylvan Learning network of franchised and Company-owned locations experienced a net increase of 16 territories during the year. While Educate Services revenues increased 5% to $156.4 million, the overall business demonstrated a decline in operating profit due to the shift of franchise service revenues resulting from center acquisitions and the storm-related loss of 2005-2006 school year Catapult contracts in New Orleans. Franchisees utilized experience from their longer tenure in the Sylvan system to counteract weaker marketing results and were able to generate same territory revenue growth of 1% for the year.

The shorter tenured directors of Company-owned centers, particularly in recently acquired territories, were not as successful in counteracting weaker marketing results in Company-owned territories. Sylvan Company-owned territories experienced 8% same territory revenue declines as a result of lower enrollments entering the year, inquiry declines in 2006 and a shorter average length of stay of enrolled students. The high flow-through margins of center revenue declines were compounded by increased district and regional expenses as well as additional costs incurred in testing of new service concepts for in home tutoring and homework support.

Continuing its focus on maximizing service delivery throughout the entire Sylvan network, management has evaluated all Company-owned territories and has concluded that greater focus in specifically targeted geographical areas is necessary to maximize system revenue potential and to efficiently manage Company-owned operations. Therefore, it is anticipated that selected Company-owned territories in targeted markets will be re-franchised to franchisees that will apply best practices in center operations. Current expectations are that this multi-year re-franchising program will eventually result in increasing franchised centers to approximately 85% of the total network.

Revenues of Educate Products declined by 23% to $18.2 million during 2006 as distribution channel mix was modified to better position the Company for the future and delays were encountered selling into new distribution channels. Increased infrastructure costs to expand production and distribution as well as a dramatic increase in the development cost for new products combined to result in a significant decline in operating performance for the Products business. Progressus revenue grew 19% to $22.0 million due to an increased number of therapists fulfilling school outsource needs combined with higher overall billing rates. Educate Online revenues grew to $14.3 million as service volume increased for Sylvan Online and Catapult Online resulting in a reduction in operating losses of this segment.

General and administrative expenses increased during 2006 as a result of the provision of additional services to support expanded revenues and operations as well as costs related to developing opportunities for future business expansion. Non-operating expenses increased due to higher interest charges as a result of greater borrowings under the Company’s credit facility combined with increases in variable interest rates.

Operating shortfalls due to the volatility of the Educate Products business have resulted in non-compliance with certain credit facility covenants as of December 31, 2006. Management is working with the Company’s Bank Group and expects to resolve covenant compliance issues during the first quarter of 2007.

Tax expense was recorded on losses generated in 2006 primarily due to the recordation of a valuation allowance to fully reserve certain historical net state deferred tax assets due to uncertainty surrounding the future realization of these benefits because of declines in operating results. Additionally, the Company generated taxable income and recorded tax expense in its European operations and in certain states, and did not record tax benefits in other states with pretax losses due to the uncertain realization of those benefits.

Quarterly Results

Revenues from continuing operations for the fourth quarter were $77.9 million, an increase of 2% over the same period in 2005. Revenue increases were primarily driven by expansion of the Catapult Learning, European and Progressus businesses. Operating income declined in comparison to the same period in 2005 due to increased costs incurred in Company-owned operations and costs related to the development of the Products business.

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Educate Services revenues were $39.3 million for the quarter, an 8% increase over the same period in 2005. Operating profit was in-line with the prior year comparison period as Sylvan franchisees were able to maintain stable same-territory revenue performance despite weaker marketing results in 2006. Catapult Learning incurred additional expenses related to new contracts which offset revenue increases that resulted in operating profits remaining in line with the prior year period.

Company-owned center revenues declined 7% to $26.8 million in the quarter from the prior year period largely as a result of the impact of weaker marketing results during 2006 and shorter length of stay for students as center directors used some programs which addressed only targeted subject needs where necessary to build student enrollment. Operating losses increased over the same period in 2005 for the seasonally slower period as a result of the effects of the revenue decline compounded by higher operating and training costs for the less experienced staff members as well as expenses for testing of new service concepts.

Educate Products segment revenues declined 22% to $3.8 million from the prior year period as sales of new products to new distribution channel partners were less than the prior year when the Company began selling products to large retailers. The decline was also due in part to delays encountered in production of some new products and in distribution to some customers. Operating losses were significantly larger in 2006 due to shifts in product mix, higher costs of initial production runs of new products and additional infrastructure costs to prepare the business for future growth.

Progressus revenue grew 19% in the quarter over the same period in 2005 as a result of an increased number of therapists and increased billing rates which improved operating profit for the period. Educate Online segment revenues exceeded the same period in the prior year since more of the No Child Left Behind Online services were started during the period. However, related increases in marketing and startup costs for these Online programs caused operating losses to be greater in 2006.

Merger Agreement:

On January 28, 2007, Educate entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Edge Acquisition, LLC, a Company affiliated with Sterling Partners and Citigroup Private Equity, and with Christopher Hoehn-Saric, Educate’s Chairman and Chief Executive Officer. Under the terms of the Merger Agreement, Educate’s stockholders will receive $8.00 in cash for each share of Educate common stock they own. Completion of the Merger is subject to customary closing conditions, including, among others, (i) approval by Educate’s stockholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period and (iii) the absence of any order or injunction prohibiting the consummation of the Merger. Educate expects the Merger to close in the second quarter of 2007.

The Merger Agreement was filed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the proposed merger, Educate will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the Proxy Statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Educate at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Educate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Educate’s participants in the solicitation is set forth in Educate’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

About Educate, Inc.

Educate, Inc., (NASDAQ: EEEE) is a leading pre-K-12 education company delivering supplemental education services and products to students and their families. Sylvan Learning, North America’s best-known and most trusted tutoring brand, operates the largest network of tutoring centers, providing supplemental, remedial and enrichment instruction. Catapult Learning, its school partnership business unit, is a leading provider of educational services to public and non-public schools. Its Educate Products business delivers educational products including the highly regarded Hooked on Phonics early reading, math and study skills programs. In its 25-year history, Educate has provided trusted, personalized instruction to millions of students improving their academic achievement and helping them experience the joy of learning. More information on Educate, Inc. can be found at www.educate-inc.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the development and expansion of the Sylvan Learning franchise system; changes in the relationships among Sylvan Learning and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; the seasonality of operating results; global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website at www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Kevin E. Shaffer
Educate, Inc.
410/843-8000

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Educate, Inc. & Subsidiaries

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2006

	Three Months Ended December 31,			Twelve Months Ended December 31,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	2006	2005	$ Variance
Revenues
Franchise Services (1)	$9,635	$10,465	$(830)	$47,793	$51,638	$(3,845)
Catapult Learning	20,956	18,697	2,259	73,516	67,641	5,875
European	8,664	7,133	1,531	35,103	30,340	4,763

Total Educate Services	39,255	36,295	2,960	156,412	149,619	6,793

Company Owned Centers (1)	26,835	28,905	(2,070)	143,848	134,736	9,112

Educate Products	3,774	4,831	(1,057)	18,180	23,638	(5,458)

Progressus	6,153	5,180	973	21,954	18,519	3,435

Educate Online	1,915	1,433	482	14,333	3,902	10,431

Total Revenues	77,932	76,644	1,288	354,727	330,414	24,313

Expenses

Educate Services	31,406	28,870	2,536	113,464	103,749	9,715
Company Owned Centers (1)	32,928	30,244	2,684	144,930	120,394	24,536
Educate Products	10,800	5,178	5,622	31,721	18,159	13,562
Progressus	5,795	4,952	843	21,223	18,385	2,838
Educate Online	3,861	2,395	1,466	17,777	7,724	10,053

Total Segment Operating Costs (2)	84,790	71,639	13,151	329,115	268,411	60,704

Corporate Expenses (2)	5,482	4,568	914	19,669	16,358	3,311

Operating Income (Loss)	(12,340)	437	(12,777)	5,943	45,645	(39,702)

Non-Operating Items
Interest expense, net	(3,492)	(1,866)	(1,626)	(12,348)	(7,521)	(4,827)
Other financing costs	(83)	—	(83)	(1,149)	(1,506)	357
Foreign exchange gains (losses) and other non-operating	(279)	(59)	(220)	(486)	142	(628)

Total Non-Operating Items	(3,854)	(1,925)	(1,929)	(13,983)	(8,885)	(5,098)

Income (Loss) Before Income Taxes	(16,194)	(1,488)	(14,706)	(8,040)	36,760	(44,800)
Income Tax (Expense) Benefit	5,565	(215)	5,780	(644)	(14,749)	14,105

Income (Loss) from Continuing Operations	(10,629)	(1,703)	(8,926)	(8,684)	22,011	(30,695)

Loss from discontinued operations, net of tax	(79)	(3,030)	2,951	(1,957)	(6,606)	4,649
Loss from disposal of discontinued operations, net of tax	(311)	—	(311)	(1,248)	—	(1,248)

Net Income (Loss)	$(11,019)	$(4,733)	$(6,286)	$(11,889)	$15,405	$(27,294)

Weighted Average Shares—Diluted	43,080	44,016	(936)	42,933	44,054	(1,121)

Diluted Earnings (Loss) Per Share	$(0.26)	$(0.11)	$(0.15)	$(0.28)	$0.35	$(0.63)
Diluted Earnings (Loss) Per Share from Continuing Operations	$(0.25)	$(0.04)	$(0.21)	(0.20)	$0.50	$(0.70)
Diluted Earnings (Loss) Per Share from Continuing Operations, as adjusted (3)	$(0.25)	$(0.04)	$(0.21)	$(0.19)	$0.52	$(0.71)

Operating Margin Analysis
Total Educate Services	20%	20%	0%	27%	31%	-4%
Company Owned Centers	-23%	-5%	-18%	-1%	11%	-12%
Educate Products	-186%	-7%	-179%	-74%	23%	-97%
Progressus	6%	4%	2%	3%	1%	2%
Educate Online	-102%	-67%	-35%	-24%	-98%	74%

(1)	Franchise Services revenue and Company Owned Centers expense is shown prior to intercompany royalty from Company Owned Centers segment to Franchise Services segment of: $2,131 in the three month period ended December 31, 2006; $11,422 in the twelve month period ended December 31, 2006; $2,312 in the three month period ended December 31, 2005; and $10,779 in the twelve month period ended December 31, 2005.

(2)	Segment operating costs and Corporate expenses include share-based compensation expense of: $147 and $87, respectively, in the three month period ended December 31, 2006; $553 and $409, respectively, in the twelve month period ended December 31, 2006; $61 and $54, respectively, in the three month period ended December 31, 2005; and $246 and $217, respectively, in the twelve month period ended December 31, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” using the modified prospective transition method.

(3)	Diluted earnings (loss) per share from continuing operations, as adjusted, exclude the net of tax effect of other financing costs for the three and twelve month periods ended December 31, 2006 and 2005. Management believes this non-GAAP financial measure allows for a better comparison of earnings (loss) per share for the periods presented. See Table 1 for a reconciliation of income (loss) from continuing operations, as reported, to income (loss) from continuing operations, as adjusted, and the diluted per share amounts.

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2005
Business Metrics
Franchise Services Same Territory Revenue Growth (4)	2%	1%	1%	3%
Company Owned Centers Same Territory Revenue Growth (4)	-8%	-9%	-8%	1%

Number of Sylvan Learning Territories	December 31, 2006	December 31, 2005
Franchise	734	725
Company-owned	178	171

Total	912	896

Number of Sylvan Learning Centers	December 31, 2006	December 31, 2005
Franchise	883	876
Company-owned	251	245

Total	1,134	1,121

	December 31, 2006	December 31, 2005
Balance Sheet Data:
Cash and cash equivalents	$535	$2,414
Total assets	464,777	451,888
Debt Outstanding	178,357	162,848

(4)	“Same Territory” amounts, for both company-owned and franchised territories, include the results of territories for the identical months for each period presented in the comparison, commencing with the 13th full month the territory has been operating as either a company-owned or franchised territory, as the case may be. Same territory growth is presented as the aggregate growth for franchise or company-owned territory, as the case may be, during the period. Franchise Services revenue includes royalties and other services revenue earned in the territories. A territory reflects the geographically specified area where an operator controls rights to provision of services under the Sylvan franchise agreement.

Consolidated Summarized Statements of Operations

	Three Months Ended December 31,			Twelve Months Ended December 31,
(Dollar amounts in thousands)	2006	2005	$ Variance	2006	2005	$ Variance
Revenues
Service Revenues	72,667	69,509	3,158	330,055	296,629	33,426

Net Product Sales	5,265	7,135	(1,870)	24,672	33,785	(9,113)

Total Revenues	77,932	76,644	1,288	354,727	330,414	24,313

Expenses
Instructional and franchise operations costs (5)	67,098	58,661	8,437	266,092	217,107	48,985
Marketing and advertising	8,863	7,484	1,379	35,693	30,074	5,619
Cost of goods sold	7,024	4,330	2,694	20,500	16,080	4,420
Depreciation and amortization	2,182	1,587	595	8,447	6,787	1,660
General and administrative expenses (5)	5,105	4,145	960	18,052	14,721	3,331

Total costs and expenses	90,272	76,207	14,065	348,784	284,769	64,015

Operating Income (Loss)	(12,340)	437	(12,777)	5,943	45,645	(39,702)

Total Non-Operating Items	(3,854)	(1,925)	(1,929)	(13,983)	(8,885)	(5,098)

Income (Loss) Before Income Taxes	(16,194)	(1,488)	(14,706)	(8,040)	36,760	(44,800)
Income Tax (Expense) Benefit	5,565	(215)	5,780	(644)	(14,749)	14,105

Income (Loss) from Continuing Operations	(10,629)	(1,703)	(8,926)	(8,684)	22,011	(30,695)

Loss from discontinued operations, net of tax	(79)	(3,030)	2,951	(1,957)	(6,606)	4,649
Loss from disposal of discontinued operations, net of tax	(311)	—	(311)	(1,248)	—	(1,248)

Net Income (loss)	$(11,019)	$(4,733)	$(6,286)	$(11,889)	$15,405	$(27,294)

(5)	Instructional and franchise operations costs and General and administrative expenses include share-based compensation expense of: $147 and $87, respectively, in the three month period ended December 31, 2006; $553 and $409, respectively, in the twelve month period ended December 31, 2006; $61 and $54, respectively, in the three month period ended December 31, 2005; and $246 and $217, respectively, in the twelve month period ended December 31, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” using the modified prospective transition method.

Table 1

	Three Months Ended December 31,			Twelve Months Ended December 31,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	2006	2005	$ Variance
Income (Loss) from Continuing Operations, as reported	$(10,629)	$(1,703)	$(8,926)	$(8,684)	$22,011	$(30,695)
Add: Other financing costs (6)	83	—	83	1,149	1,506	(357)
Tax impact of items added back above	(33)	—	(33)	(460)	(604)	144

Income (Loss) from Continuing Operations, as adjusted	$(10,579)	$(1,703)	$(8,876)	$(7,995)	$22,913	$(30,908)

Weighted Average Shares - Diluted (3)	43,080	44,016	(936)	42,933	44,054	(1,121)

Diluted Earnings (Loss) Per Share from Continuing Operations, as adjusted (3)	$(0.25)	$(0.04)	$(0.21)	$(0.19)	$0.52	$(0.71)

(6)	Other financing costs are debt issuance costs charged to earnings upon the refinancing of debt.